              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 31 to File No. 2-70164; Amendment No. 31 to File No. 811-3120) of Delaware Group Tax-Free Money Fund of our report dated June 10, 2005, included in the 2005 Annual Report to shareholders.

Ernst & Young LLP

Philadelphia, Pennsylvania
August 26, 2005